Exhibit 11 - Computation of Earnings Per Share (1)

                                        Three Months Ended                          Nine Months Ended
                                           September 30                               September 30
                                   -------------------------------         -------------------------------
                                      1994                1993                1994                1993
                                   -----------         -----------         -----------         -----------
PRIMARY EARNINGS PER
  SHARE:
Weighted average and common
equivalent shares                   23,205,470          22,962,687          23,119,997          20,005,633
Net income before extraordinary
loss                               $ 4,982,919         $ 4,318,409         $13,009,743         $10,515,779
Extraordinary loss                                      (1,113,486)                             (1,113,486)
                                   -----------         -----------         -----------         -----------
Net income                         $ 4,982,919         $ 3,204,923         $13,009,743         $ 9,402,293
                                   ===========         ===========         ===========         ===========
Net income per share before
extraordinary loss                 $      0.21         $      0.19         $      0.56         $      0.52
Extraordinary loss per share                                 (0.05)                                  (0.05)
                                   -----------         -----------         -----------         -----------
Net income per share               $      0.21         $      0.14         $      0.56         $      0.47
                                   ===========         ===========         ===========         ===========
FULLY DILUTED EARNINGS
PER SHARE:
Weighted average and common
equivalent shares                   23,205,470          23,029,136          23,119,997          20,092,982
Net income before extraordinary
loss                               $ 4,982,919         $ 4,318,409         $13,009,743         $10,515,779
Extraordinary loss                                      (1,113,486)                             (1,113,486)
                                   -----------         -----------         -----------         -----------
Net income                         $ 4,982,919         $ 3,204,923         $13,009,743         $ 9,402,293
                                   ===========         ===========         ===========         ===========
Net income per share before
extraordinary loss                 $      0.21         $      0.19         $      0.56         $      0.52
Estraordinary loss per share                                 (0.05)                                  (0.05)
                                   -----------         -----------         -----------         -----------
Net income per share               $      0.21         $      0.14         $      0.56         $      0.47
                                   ===========         ===========         ===========         ===========


(1) All amounts have been restated to reflect the effect of the 5% stock dividend.